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                                                                Exhibit 99.h.2




U.S. Global Investors Funds
7900 Callaghan Road
San Antonio, TX 78229

RE: FUND EXPENSE CAPS

This is to confirm and acknowledge that U.S. Global Investors, Inc. hereby agrees to limit total operating expenses of each of the funds listed below to not exceed the percentage of average net assets set forth below on an annualized basis through November 1, 2007.

                                                        PERCENTAGE OF
                      FUND                           AVERAGE NET ASSETS
   --------------------------------------------   ------------------------
   All American Equity Fund                                1.75%
   Tax Free Fund                                           0.70%
   Near-Term Tax Free Fund                                 0.45%
   U.S. Government Securities Savings Fund                 0.45%
   Treasury Securities Cash Fund                           1.00%



Sincerely,


/s / Frank E. Holmes


Frank E. Holmes
Chief Executive Officer